
<ARTICLE>               9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CITICORP'S
FORM 10-Q FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS AND ACCOMPANYING DISCLOSURES.
</LEGEND>
<CIK>           0000020405
<NAME>          CITICORP 2000
<MULTIPLIER>    1,000,000

<PERIOD-TYPE>                               6-MOS
<FISCAL-YEAR-END>                           DEC-31-2000
<PERIOD-START>                              JAN-01-2000
<PERIOD-END>                                JUN-30-2000
<CASH>                                            9,358
<INT-BEARING-DEPOSITS>                           12,648
<FED-FUNDS-SOLD>                                  5,493<F1>
<TRADING-ASSETS>                                 32,381
<INVESTMENTS-HELD-FOR-SALE>                      45,378
<INVESTMENTS-CARRYING>                                0
<INVESTMENTS-MARKET>                                  0
<LOANS>                                         273,946
<ALLOWANCE>                                       6,736<F2>
<TOTAL-ASSETS>                                  423,820
<DEPOSITS>                                      285,948
<SHORT-TERM>                                     33,545<F3>
<LIABILITIES-OTHER>                              14,664
<LONG-TERM>                                      27,415
<COMMON>                                              0<F4>
<PREFERRED-MANDATORY>                                 0<F4>
<PREFERRED>                                           0<F4>
<OTHER-SE>                                       30,003<F4>
<TOTAL-LIABILITIES-AND-EQUITY>                  423,820
<INTEREST-LOAN>                                  12,476
<INTEREST-INVEST>                                 1,611
<INTEREST-OTHER>                                  1,464
<INTEREST-TOTAL>                                 15,551
<INTEREST-DEPOSIT>                                6,001
<INTEREST-EXPENSE>                                8,055
<INTEREST-INCOME-NET>                             7,496
<LOAN-LOSSES>                                     1,462
<SECURITIES-GAINS>                                  297
<EXPENSE-OTHER>                                   3,708
<INCOME-PRETAX>                                   6,017
<INCOME-PRE-EXTRAORDINARY>                        3,812
<EXTRAORDINARY>                                       0
<CHANGES>                                             0
<NET-INCOME>                                      3,812
<EPS-BASIC>                                           0<F4>
<EPS-DILUTED>                                         0<F4>
<YIELD-ACTUAL>                                     4.51<F5>
<LOANS-NON>                                       3,791<F6>
<LOANS-PAST>                                      1,168<F7>
<LOANS-TROUBLED>                                     27
<LOANS-PROBLEM>                                       0
<ALLOWANCE-OPEN>                                  6,679
<CHARGE-OFFS>                                     1,839
<RECOVERIES>                                        361
<ALLOWANCE-CLOSE>                                 6,736<F2>
<ALLOWANCE-DOMESTIC>                                  0<F8>
<ALLOWANCE-FOREIGN>                                   0<F9>
<ALLOWANCE-UNALLOCATED>                               0<F9>

<F1>  Includes Securities Purchased Under Resale Agreements.
<F2>  Allowance activity includes $73 MM in other changes, principally foreign currency translation effects and the addition of allowance for credit losses related to acquisitions.
<F3>  Purchased Funds and Other Borrowings.
<F4>  On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. (Travelers) (the Merger). Following the Merger, Travelers changed its name to Citigroup Inc. (Citigroup). Under the terms of the Merger, Citicorp Common and Preferred Stock were exchanged for Citigroup Common and Preferred Stock.
<F5>  Taxable Equivalent Basis.
<F6>  Includes $1,600MM of cash-basis commercial loans and $2,191MM of consumer loans on which accrual of interest has been suspended.
<F7>  Accruing loans 90 or more days delinquent.
<F8>  No portion of Citicorp's credit loss allowance is specifically allocated to any individual loan or group of loans.
<F9>  See Footnote F8 above.

